      As filed with the Securities and Exchange Commission on May 22, 2000

                                                      Registration No. *________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           HEALTHCARE.COM CORPORATION
             (Exact name of registrant as specified in its charter)

                   Georgia                                        58-2112366
       (State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization)                        Identification No.)

1850 Parkway Place, Suite 1100, Marietta, GA                        30067
  (Address of principal executive offices)                        (Zip Code)

                           HEALTHCARE.COM CORPORATION
                               STOCK OPTION PLAN I
                            (Full title of the plan)

                              Joseph A. Blankenship
                Senior Vice President and Chief Financial Officer
                           Healthcare.com Corporation
                         1850 Parkway Place, Suite 1100
                             Marietta, Georgia 30067
                     (Name and address of agent for service)

                                 (770) 423-8450
          (Telephone number, including area code, of agent for service)

          The Commission is requested to mail signed copies of all orders, notices and communications to:

                            Patricia A. Wilson, Esq.
                              Troutman Sanders LLP
                     600 Peachtree Street, N.E., Suite 5200
                           Atlanta, Georgia 30308-2216
                                 (404) 885-3242

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                                           CALCULATION OF REGISTRATION FEE
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                                                  Proposed maximum         Proposed maximum      Amount of
  Title of securities        Amount to be          offering price             aggregate         registration
    to be registered        registered (1)          per share (2)         offering price (2)        fee
--------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par
value per share,           1,000,000 shares             $3.25                 $3,250,000            $858
together with
associated preferred
stock purchase rights
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminate amount of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Healthcare.com Corporation Stock Option Plan I.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. This fee is calculated on the basis of the average of the high and low prices of the Common Stock on May 17, 2000 as reported on the Nasdaq National Market.
================================================================================
* As permitted by Rule 429 under the Securities Act of 1933, as amended, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 333-08271 on Form S-8 and Registration Statement No. 333-52145 on Form S-8.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed to register 1,000,000 additional shares of the common stock, par value $.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), of Healthcare.com Corporation (the "Company") that have been reserved for issuance under the Healthcare.com Corporation Stock Option Plan I (the "Plan"). The Company has previously registered a total of 1,019,783 shares of the Common Stock reserved under the Plan on Registration Statements on Form S-8 (Registration No. 333-08271, filed on July 17, 1996 and Registration No. 333-52145, filed on May 8, 1998) (the "Prior Registration Statements"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.


Item 8.           Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number       Description
         ------       -----------

         5            Opinion of Troutman Sanders LLP.

         23.1 Consent of Troutman Sanders LLP (contained in opinion filed as Exhibit 5).

         23.2         Consent of KPMG LLP.

         24           Powers of Attorney (contained on page II-3 hereof).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on May 18, 2000.

                                 HEALTHCARE.COM CORPORATION
                                 (Registrant)


                                 By:      /s/ Joseph A. Blankenship
                                    --------------------------------------------
                                 Name:    Joseph A. Blankenship
                                 Title:   Senior Vice President, Chief Financial
                                          Officer, Secretary and Treasurer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Murrie and Joseph A. Blankenship, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them acting individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below and as of the date above indicated.


SIGNATURE                          TITLE


/s/ Parker H. Petit                Chairman of the Board of Directors
--------------------------
Parker H. Petit


/s/ Robert I. Murrie               Director, President and Chief Executive
--------------------------         Officer (Principal Executive Officer)
Robert I. Murrie

SIGNATURE                          TITLE

/s/ Joseph A. Blankenship          Senior Vice President - Finance, Chief
--------------------------         Financial Officer, Treasurer and Secretary
Joseph A. Blankenship

/s/ Lisa Maguire                   Vice President - Controller, Chief Accounting
--------------------------         Officer, Assistant Treasurer and Assistant
Lisa Maguire                       Secretary

/s/ Joseph G. Bleser               Director
--------------------------
Joseph G. Bleser

/s/ J. Terry Dewberry              Director
--------------------------
J. Terry Dewberry


/s/ William J. Gresham, Jr.        Director
--------------------------
William J. Gresham, Jr.


/s/ Charles R. Hatcher, Jr.        Director
--------------------------
Charles R. Hatcher, Jr.


/s/ John W. Lawless                Director
--------------------------
John W. Lawless


/s/ Carl E. Sanders                Director
--------------------------
Carl E. Sanders


                                   Director
--------------------------
Donald W. Weber


/s/ Mark D. Shary                  Director
--------------------------
Mark D. Shary

                                 EXHIBIT INDEX

 Exhibit
 Number       Description
 ------       -----------

 5            Opinion of Troutman Sanders LLP.

 23.1         Consent of Troutman Sanders LLP (contained in opinion filed as
              Exhibit 5).

 23.2         Consent of KPMG LLP.

 24           Powers of Attorney (contained on page II-3 hereof).